UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)
November 1, 2017

          Annaly Capital Management, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	1-13447	22-3479661
State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1211 Avenue of the Americas New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 696-0100

(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 1, 2017, the Board of Directors (the “Board”) of Annaly Capital Management, Inc. (the “Company”) elected each of Katie Beirne Fallon and Vicki Williams as members of the Board, effective January 1, 2018.
Ms. Fallon will serve as a Class III director and will stand for re-election to the Board at the Company’s 2018 Annual Meeting of Stockholders for a term of two years to expire with the other Class III directors at the 2020 Annual Meeting.  Ms. Fallon will serve on the Board’s Nominating/Corporate Governance Committee and Public Responsibility Committee effective January 1, 2018.
The Board determined that Ms. Fallon is an independent director within the meaning of the New York Stock Exchange listing standards.  There are no arrangements or understandings between Ms. Fallon and any other person pursuant to which she was elected.  There are also no family relationships between Ms. Fallon and any director or executive officer of the Company and Ms. Fallon does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Ms. Williams will serve as a Class II director and will stand for re-election to the Board at the Company’s 2018 Annual Meeting of Stockholders for a term of one year to expire with the other Class II directors at the 2019 Annual Meeting.  Ms. Williams will serve on the Board’s Audit Committee and Compensation Committee effective January 1, 2018.
The Board determined that Ms. Williams is an independent director within the meaning of the New York Stock Exchange listing standards.  There are no arrangements or understandings between Ms. Williams and any other person pursuant to which she was elected.  There are also no family relationships between Ms. Williams and any director or executive officer of the Company and Ms. Williams does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
In connection with the election of each of Ms. Fallon and Ms. Williams, the Board increased its size from nine to eleven directors effective January 1, 2018.  The Company will enter into its standard form of indemnification agreement with each of Ms. Fallon and Ms. Williams, a copy of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 20, 2017, and is incorporated herein by reference.  Each of Ms. Fallon and Ms. Williams will also participate in the non-employee director compensation arrangements established by the Company for non-employee directors, as described under “Compensation of Directors” in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 11, 2017.
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On November 1, 2017, the Board adopted certain amendments to the Amended and Restated Bylaws of the Company (the “Bylaws”), effective as of the same date.  The Bylaws amend and restate the Company’s bylaws in their entirety to provide that the number of directors in each of the Board’s three staggered classes of directors shall be as nearly equal in number as possible, including in the event that the aggregate number of directors is increased or decreased.  The foregoing description of the amendments to the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is filed as Exhibit 3.1 hereto.

Item 7.01	Regulation FD Disclosure.
On November 1, 2017, the Company issued a press release (the “Press Release”) announcing the increase in the size of the Board and election of Ms. Fallon and Ms. Williams as a members of the Board, each effective January 1, 2018.  A copy of the Press Release is being furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
The Press Release is being furnished pursuant to Item 7.01, and the information contained therein shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01	Financial Statements and Exhibits.

(d)	See Exhibit Index

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Annaly Capital Management, Inc.

		By:	/s/ Glenn Votek
			Name:	Glenn Votek
			Title:	Chief Financial Officer

Date:	November 1, 2017

EXHIBIT INDEX
3.1	Amended and Restated Bylaws of Annaly Capital Management, Inc. adopted November 1, 2017

99.1	Press Release, dated November 1, 2017, issued by Annaly Capital Management, Inc.